EZCORP Reports Fourth Quarter Fiscal Year 2019 Results
--Announces Three-Year, $60 Million Share Repurchase Authorization--

Austin, Texas (December 5, 2019) — EZCORP, Inc. (NASDAQ: EZPW) today announced results for its fourth quarter and fiscal year ended September 30, 2019 and the authorization of a share repurchase program.
All amounts in this release are from EZCORP continuing operations and in conformity with U.S. generally accepted accounting principles ("GAAP") unless otherwise noted. Comparisons shown in this release are to the same period in the prior year unless otherwise noted.
HIGHLIGHTS

•	In December 2019, the Board of Directors authorized a stock repurchase program for up to $60 million of our Class A Non-Voting common shares over the next three years.

•
Total revenues for the quarter were up 4% to $214.3 million. The improvement was driven by continued growth in key pawn operating metrics including pawn loans outstanding (PLO), pawn service charges (PSC) and merchandise sales.

•
For the quarter, income from continuing operations before tax was $0.4 million and diluted loss per share was $0.01, representing a $0.01 per share improvement over the prior-year quarter. These results include costs related to certain growth investments, acquisition due diligence and other discrete items. Excluding those items and adjusting for constant currency[1], adjusted[1] income from continuing operations before tax was $13.0 million and adjusted diluted earnings per share was $0.19 versus $18.5 million and $0.22, respectively, in the year-ago quarter. Full year diluted earnings per share were $0.05 compared to $0.66 in the prior year; adjusted diluted earnings per share improved to $0.90 from $0.86 in the prior year. As previously discussed, PSC and related profits were negatively impacted by point-of-sale system performance issues in the third quarter and a 24-hour system outage in July.

•	Enhanced inventory management efforts yielded a significant reduction in aged general merchandise, from 8% of total general merchandise at September 30, 2018 to 6% at September 30, 2019.

•
Net cash from operating activities nearly doubled to $38.5 million in the quarter from $19.7 million in the prior-year quarter. For the year, net cash from operating activities increased 16% to $103.5 million from $89.0 million in fiscal 2018.

•
Cash and cash equivalents ended the current quarter at $157.6 million ($162.4 million including restricted cash). During the quarter, the company collected $12.2 million under the Alpha Credit / Grupo Finmart notes.

CEO COMMENTARY AND OUTLOOK
Chief Executive Officer Stuart Grimshaw commented, "We saw a continued expansion of our store count, grew total revenues, grew PLO to a record fiscal year-end balance of $199 million ($201 million on a constant currency basis) and increased free cash flow in both the fourth quarter and the full fiscal year. We achieved these results despite fourth quarter headwinds, including newly introduced social welfare programs in Mexico reducing customers’ current need for pawn loans, technology system issues resolved by mid-July, and other investments and non-recurring costs. There have been several key developments since the June quarter.
“First, the Board of Directors approved a three-year share repurchase authorization for up to $60 million that enables us to return capital to shareholders and buy back publicly traded Class A shares at what we believe to be attractive valuations. Second, we completed the rollout of our new point-of-sale system to all stores in the U.S. and Mexico in October, which will further optimize lending decisions, with related improvements over time in yields, pawn service charges, merchandise sales gross profits and margins. Third, we recently implemented several initiatives, including re-aligning field management to increase senior management’s interaction at store level, consolidation of certain administrative functions and other expense control measures to increasingly leverage our scale, driving an increase in the return on earning assets through improved productivity and operating efficiencies. Some of these initiatives will involve incremental expense in the short-term to drive greater sustainable efficiencies. Fourth, our differentiated digital engagement strategy designed to broaden customer acquisition and service levels, enhance retention and drive revenue enhancements remains on track for initial introduction during the first quarter of fiscal 2020 under the name Lana. The introduction will be in Texas and Florida, our two largest markets in the U.S., with incremental expansion planned throughout fiscal 2020. Finally, strong free cash flow and the strength of our balance sheet, with $162 million cash and no substantial debt due until 2024, provides us with the financial flexibility to continue to fund new store openings, capitalize on M&A opportunities as they arise, and invest in the business to drive sustainable growth. As part of that investment, we plan to accelerate new store openings in Latin America in fiscal 2020 to approximately 40 new stores, up from 22 new stores in fiscal 2019. While this will create some short-term earnings drag, new stores in Latin America represent one of our best opportunities for long-term returns on invested capital.”
SHARE REPURCHASE PROGRAM
The Board of Directors has authorized a stock repurchase program that will allow the Company to repurchase up to $60 million of our Class A Non-Voting common shares over the next three years. This decision reflects the strength of our balance sheet, the Board’s confidence in our continued ability to generate significant cash flows and our commitment to driving long-term shareholder value through efficient capital deployment. Execution of the program will be responsive to fluctuating market conditions and valuations, liquidity needs and the expected return on investment compared to other opportunities.
Under the stock repurchase program, the Company may purchase Class A Non-voting common stock from time to time at management’s discretion in accordance with applicable securities laws, including through open market transactions, block or privately negotiated transactions, or any combination thereof. In addition, the Company may purchase shares pursuant to a trading plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934.
The amount and timing of purchases will be dependent on a variety of factors, including stock price, trading volume, general market conditions, legal and regulatory requirements, general business conditions, the level of cash flows, and corporate considerations determined by management and the Board, such as liquidity and capital needs and the availability of attractive alternative investment opportunities. The Board of Directors has reserved the right to modify, suspend or terminate the program at any time.
CONSOLIDATED RESULTS

Three Months Ended September 30
in thousands, except per share amounts

	As Reported		Adjusted[1]
	2019	2018	2019	2018

Total Revenues	$214,339	$205,976	$215,391	$205,976
Net Revenues	$120,856	$124,463	$121,677	$124,463
Income from Continuing Operations, Before Tax	$437	$2,872	$13,012	$18,469
Net Income from Continuing Operations	$(592)	$(807)	$10,437	$12,899
Diluted Earnings Per Share from Continuing Operations	$(0.01)	$(0.02)	$0.19	$0.22
Adjusted EBITDA[1]	$12,096	$14,677	$22,293	$26,734

•
Total revenues grew 4% on a GAAP basis and 5% on a constant currency basis, contributing to the increase in cash generation. PSC was up 1% to $83.1 million reflecting a 2% increase in the average monthly PLO balance for the fourth quarter combined with a slight improvement in yields. Consolidated merchandise sales gross profit declined 10% to $34.9 million, with a 2% increase in merchandise sales more than offset by higher cost of goods sold. Adjusted merchandise sales gross profit declined 9% to $35.3 million and sales margins decreased 411 basis points to 33%, reflecting the effective liquidation of aged general merchandise. The net impact of these factors was a 3% reduction in net revenues to $120.9 million on a GAAP basis and a 2% reduction to $121.7 million on an adjusted basis. Although the aged inventory liquidation impacted margins, it contributed to the overall increase in cash generation. For the full year, free cash flow[1] increased 32% to $77.9 million. Cash receipts on the AlphaCredit notes receivable provided an additional $34.1 million for the year.

•
Consolidated operations expenses rose 3% in the quarter to $88.8 million. Total pawn store count increased 3%, consisting of a net 31 stores acquired or opened since the end of the prior-year quarter (27 new and acquired stores in Latin America and seven acquired stores in the U.S., net of three store closures in the U.S.).

•
Administrative expense increased $2.9 million to $16.9 million in the quarter principally as a result of a $2.7 million strategic investment in the development of the Lana (previously "Evergreen") customer-centric digital platform and $1.7 million in acquisition due diligence costs.

•
Net interest expense decreased $0.6 million, driven by the June 2019 repayment of our $195.0 million cash convertible senior notes, offset by lower interest income on the declining balance of notes receivable from AlphaCredit as principal collections are received monthly. The first $6 million installment of the $14 million deferred compensation fee on the notes receivable was received in September 2019 with the remaining $8 million due in fiscal 2020. Interest income in the period does not reflect the majority of that cash receipt, as it has been recognized under GAAP over the life of the loans.

SEGMENT RESULTS
U.S. Pawn

•
Same store PSC rose slightly, with ending PLO per store of $307,000, up 1% on a year-over-year basis. The growth reflected disciplined lending practices and a focus on meeting customers' need for cash. The ending per store average is the highest since 2011.

•
Merchandise margins remained within our target range but declined 359 basis points year-over-year to 35%, largely reflecting the effective liquidation of aged general merchandise inventory. Scrap sales increased by 32% to $17.5 million on a step up in volumes and higher gold prices, though lower diamond prices pressured related margins.

•
U.S. Pawn's net revenues decreased 2% to $93.8 million, with a $1.9 million increase in expenses and depreciation. Same store operations expense increased 2%, primarily due to higher labor and benefit costs, including a $1.3 million increase in workers’ compensation costs. The current period included a single large claim and the prior year period reflected a $0.8 million credit. Although the segment’s cash generation increased significantly, the segment contribution decreased 13% to $22.2 million.

Latin America Pawn

•	Net revenues increased slightly to $26.6 million ($27.1 million on a constant currency basis).

•
PSC rose 1% to $19.4 million ($19.7 million on a constant currency basis). Ending PLO decreased 4% to $41.6 million (down 1% to $43.1 million on a constant currency basis), with ending PLO per store of $87,000, down 8%. As previously discussed, recent social programs in Mexico involving transfers to low-income individuals have impacted demand for pawn loans.

•
Merchandise sales increased 9%, to $26.8 million (9% to $27.4 million constant currency), while merchandise margins declined to 25% reflecting an ongoing focus on optimizing inventory and sales gross profits along with reducing aged inventory and increasing free cash flow.

•
Operations expense totaled $19.5 million compared to $16.7 million in the prior year period reflecting higher store licensing requirements, rent costs, labor-related expenses, and robbery and related security costs. In addition, year-over-year trends were impacted by stores acquired or opened since the prior-year quarter and stores expanded or relocated, for which the revenue improvement is expected to lag the incremental costs.

•
We added 22 de novo stores and acquired five stores in the year. Ten of the new stores were opened in the fourth quarter. New stores drive attractive long-term profit enhancement and represent one of our highest returns on invested capital but create a short-term drag on earnings as they ramp. Acquired stores are generally less efficient than our existing stores until fully integrated, but typically are accretive in their first full quarter of ownership.

•
Segment contribution totaled $5.8 million compared to $9.1 million in the prior-year quarter. Adjusted segment contribution totaled $6.5 million versus $9.1 million as a result of new and acquired stores, recently expanded and relocated stores, and the operations expense increase previously described combined with administrative costs to support the growth.

FORM 10-K
EZCORP’s Annual Report on Form 10-K for fiscal 2019 has been filed with the Securities and Exchange Commission. The report is available in the Investor Relations section of the company’s website at http://investors.ezcorp.com. EZCORP shareholders may obtain a paper copy of the report, free of charge, by sending a request to the investor relations contact below.
CONFERENCE CALL
EZCORP will host a conference call on Thursday, December 5, 2019, at 4:00pm Central Time to discuss fourth quarter and fiscal year-end results. Analysts and institutional investors may participate on the conference call by dialing (877) 201-0168, Conference ID: 3248107, or internationally by dialing (647) 788-4901. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com/. A replay of the conference call will be available online at http://investors.ezcorp.com/ shortly after the end of the call.
ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn loans in the United States and Latin America. It also sells merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the Russell 2000 Index, S&P SmallCap 600 Index, S&P 1000 Index and Nasdaq Composite Index.
FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors or current or future litigation. For a discussion of these and other factors affecting the company’s business and prospects, see the company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Email: Investor_Relations@ezcorp.com
Phone: (512) 314-2220

1”Adjusted” basis, which is a non-GAAP measure, excludes certain items. “Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. “Free cash flow,” which is a non-GAAP measure, includes certain adjustments to cash flow from operating activities.

For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.

EZCORP, Inc. CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2019	2018	2019	2018

	(Unaudited)
	(in thousands, except per share amounts)
Revenues:
Merchandise sales	$107,191	$105,102	$453,375	$438,372
Jewelry scrapping sales	22,572	16,586	60,445	60,752
Pawn service charges	83,066	81,980	327,366	304,577
Other revenues	1,510	2,308	6,043	8,455
Total revenues	214,339	205,976	847,229	812,156
Merchandise cost of goods sold	72,325	66,335	297,508	276,618
Jewelry scrapping cost of goods sold	20,287	14,754	52,935	52,290
Other cost of revenues	871	424	2,338	1,697
Net revenues	120,856	124,463	494,448	481,551
Operating expenses:
Operations	88,822	86,083	350,578	334,841
Administrative	16,870	13,951	63,665	53,639
Depreciation and amortization	7,683	7,186	28,797	25,484
Loss on sale or disposal of assets and other	756	10	4,399	463
Total operating expenses	114,131	107,230	447,439	414,427
Operating income	6,725	17,233	47,009	67,124
Interest expense	5,425	8,764	32,637	27,834
Interest income	(1,449)	(4,145)	(11,086)	(17,041)
Equity in net loss (income) of unconsolidated affiliates	767	(2,052)	135	(5,529)
Impairment of investment in unconsolidated affiliates	—	11,712	19,725	11,712
Other expense (income)	1,545	82	1,424	(5,391)
Income from continuing operations before income taxes	437	2,872	4,174	55,539
Income tax expense	1,029	3,679	2,406	18,389
(Loss) income from continuing operations, net of tax	(592)	(807)	1,768	37,150
Loss from discontinued operations, net of tax	(53)	(225)	(457)	(856)
Net (loss) income	(645)	(1,032)	1,311	36,294
Net (loss) income attributable to noncontrolling interest	—	360	(1,230)	(988)
Net (loss) income attributable to EZCORP, Inc.	$(645)	$(1,392)	$2,541	$37,282

Basic earnings per share attributable to EZCORP, Inc. — continuing operations	$(0.01)	$(0.02)	$0.05	$0.70
Diluted earnings per share attributable to EZCORP, Inc. — continuing operations	$(0.01)	$(0.02)	$0.05	$0.66

Weighted-average basic shares outstanding	55,446	54,466	55,341	54,456
Weighted-average diluted shares outstanding	55,446	54,466	55,984	57,896

EZCORP, Inc. CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts)

	September 30,
	2019	2018

Assets:
Current assets:
Cash and cash equivalents	$157,567	$285,311
Pawn loans	199,058	198,463
Pawn service charges receivable, net	31,802	30,959
Inventory, net	179,355	166,997
Notes receivable, net	7,182	34,199
Prepaid expenses and other current assets	30,796	33,456
Total current assets	605,760	749,385
Investments in unconsolidated affiliates	34,516	49,500
Property and equipment, net	67,357	73,649
Goodwill	300,527	299,248
Intangible assets, net	68,044	54,923
Notes receivable, net	1,117	3,226
Deferred tax asset, net	1,998	7,986
Other assets	4,383	3,863
Total assets	$1,083,702	$1,241,780

Liabilities and equity:
Current liabilities:
Current maturities of long-term debt, net	$214	$190,181
Accounts payable, accrued expenses and other current liabilities	77,957	57,958
Customer layaway deposits	12,915	11,824
Total current liabilities	91,086	259,963
Long-term debt, net	238,380	226,702
Deferred tax liability, net	1,985	8,817
Other long-term liabilities	7,302	6,890
Total liabilities	338,753	502,372
Commitments and contingencies
Stockholders’ equity:
Class A Non-Voting Common Stock, par value $.01 per share; shares authorized: 100 million; issued and outstanding: 52,565,064 as of September 30, 2019 and 51,614,746 as of September 30, 2018	526	516
Class B Voting Common Stock, convertible, par value $.01 per share; shares authorized: 3 million; issued and outstanding: 2,970,171	30	30
Additional paid-in capital	407,628	397,927
Retained earnings	389,163	386,622
Accumulated other comprehensive loss	(52,398)	(42,356)
EZCORP, Inc. stockholders’ equity	744,949	742,739
Noncontrolling interest	—	(3,331)
Total equity	744,949	739,408
Total liabilities and equity	$1,083,702	$1,241,780

EZCORP, Inc. CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Year Ended September 30,
	2019	2018	2017

	(in thousands)
Operating activities:
Net income	$1,311	$36,294	$29,760
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,797	25,484	23,661
Amortization of debt discount and deferred financing costs	19,759	17,595	12,303
Accretion of notes receivable discount and deferred compensation fee	(4,524)	(9,150)	(3,788)
Deferred income taxes	1,616	7,916	6,096
Other adjustments	5,776	2,607	4,566
Reserve on jewelry scrap receivable	3,646	—	—
Stock compensation expense	9,751	10,784	5,866
Loss (income) from investments in unconsolidated affiliates	135	(5,529)	(4,916)
Impairment of investment in unconsolidated affiliates	19,725	11,712	—
Changes in operating assets and liabilities, net of business acquisitions:
Service charges and fees receivable	(732)	(1,788)	(285)
Inventory	(493)	(1,074)	721
Prepaid expenses, other current assets and other assets	5,732	477	4,225
Accounts payable, accrued expenses and other liabilities	22,246	(3,271)	(30,894)
Customer layaway deposits	1,176	709	241
Income taxes, net of excess tax benefit from stock compensation	(10,404)	(3,785)	3,110
Net cash provided by operating activities	103,517	88,981	50,666
Investing activities:
Loans made	(737,585)	(707,220)	(646,625)
Loans repaid	434,142	421,331	386,383
Recovery of pawn loan principal through sale of forfeited collateral	288,502	266,962	244,632
Capital expenditures, net	(38,839)	(40,474)	(25,001)
Acquisitions, net of cash acquired	(8,116)	(93,165)	(2,250)
Investment in unconsolidated affiliate	—	(14,036)	—
Principal collections on notes receivable	34,067	32,396	29,458
Net cash used in investing activities	(27,829)	(134,206)	(13,403)
Financing activities:
Taxes paid related to net share settlement of equity awards	(3,288)	(311)	(767)
Proceeds from borrowings, net of issuance costs	1,064	171,409	139,506
Payments on borrowings	(196,093)	(3,510)	(85,388)
Net cash (used in) provided by financing activities	(198,317)	167,588	53,351
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(507)	(654)	724
Net (decrease) increase in cash and cash equivalents and restricted cash	(123,136)	121,709	91,338
Cash and cash equivalents and restricted cash at beginning of period	285,578	163,869	72,531
Cash and cash equivalents and restricted cash at end of period	$162,442	$285,578	$163,869

Cash paid during the period for:
Interest	$12,900	$8,412	$9,068
Income taxes, net	11,132	13,676	8,866

Non-cash investing and financing activities:
Pawn loans forfeited and transferred to inventory	$301,357	$274,590	$257,388
Dividend reinvestment acquisition of additional ownership in unconsolidated affiliate	—	—	1,153

EZCORP, Inc.
OPERATING SEGMENT RESULTS
(Unaudited and in thousands)

	Three Months Ended September 30, 2019
	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$80,357	$26,832	$—	$107,189	$—	$107,189
Jewelry scrapping sales	17,458	5,114	—	22,572	—	22,572
Pawn service charges	63,711	19,357	—	83,068	—	83,068
Other revenues	108	45	1,357	1,510	—	1,510
Total revenues	161,634	51,348	1,357	214,339	—	214,339
Merchandise cost of goods sold	52,205	20,120	—	72,325	—	72,325
Jewelry scrapping cost of goods sold	15,638	4,649	—	20,287	—	20,287
Other cost of revenues	—	—	871	871	—	871
Net revenues	93,791	26,579	486	120,856	—	120,856
Operating expenses (income):
Operations	68,119	19,496	1,207	88,822	—	88,822
Administrative	—	—	—	—	16,870	16,870
Depreciation and amortization	2,928	1,724	29	4,681	3,002	7,683
Loss on sale or disposal of assets and other	546	(52)	260	754	2	756
Interest expense	—	39	211	250	5,175	5,425
Interest income	—	(375)	—	(375)	(1,074)	(1,449)
Equity in net loss of unconsolidated affiliates	—	—	767	767	—	767
Other expense (income)	—	(30)	1,605	1,575	(30)	1,545
Segment contribution (loss)	$22,198	$5,777	$(3,593)	$24,382
Income from continuing operations before income taxes				$24,382	$(23,945)	$437

	Three Months Ended September 30, 2018
	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$80,554	$24,548	$—	$105,102	$—	$105,102
Jewelry scrapping sales	13,230	3,356	—	16,586	—	16,586
Pawn service charges	62,906	19,074	—	81,980	—	81,980
Other revenues	45	(503)	2,766	2,308	—	2,308
Total revenues	156,735	46,475	2,766	205,976	—	205,976
Merchandise cost of goods sold	49,443	16,892	—	66,335	—	66,335
Jewelry scrapping cost of goods sold	11,734	3,020	—	14,754	—	14,754
Other cost of revenues	—	—	424	424	—	424
Net revenues	95,558	26,563	2,342	124,463	—	124,463
Operating expenses (income):
Operations	66,460	16,709	2,914	86,083	—	86,083
Administrative	—	—	—	—	13,951	13,951
Depreciation and amortization	3,529	1,356	42	4,927	2,259	7,186
Loss on sale or disposal of assets	6	(4)	—	2	8	10
Interest expense	71	19	—	90	8,674	8,764
Interest income	—	(547)	—	(547)	(3,598)	(4,145)
Equity in net income of unconsolidated affiliates	—	—	(2,052)	(2,052)	—	(2,052)
Impairment of investment in unconsolidated affiliates	—	—	11,712	11,712	—	11,712
Other expense (income)	—	(53)	(14)	(67)	149	82
Segment contribution (loss)	$25,492	$9,083	$(10,260)	$24,315
Income from continuing operations before income taxes				$24,315	$(21,443)	$2,872

	Fiscal Year Ended September 30, 2019
	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$355,996	$97,379	$—	$453,375	$—	$453,375
Jewelry scrapping sales	45,815	14,630	—	60,445	—	60,445
Pawn service charges	248,369	78,997	—	327,366	—	327,366
Other revenues	233	179	5,631	6,043	—	6,043
Total revenues	650,413	191,185	5,631	847,229	—	847,229
Merchandise cost of goods sold	225,136	72,372	—	297,508	—	297,508
Jewelry scrapping cost of goods sold	39,318	13,617	—	52,935	—	52,935
Other cost of revenues	—	—	2,338	2,338	—	2,338
Net revenues	385,959	105,196	3,293	494,448	—	494,448
Operating expenses (income):
Operations	269,003	74,199	7,376	350,578	—	350,578
Administrative	—	—	—	—	63,665	63,665
Depreciation and amortization	11,879	6,267	219	18,365	10,432	28,797
Loss on sale or disposal of assets and other	3,402	691	282	4,375	24	4,399
Interest expense	—	1,609	491	2,100	30,537	32,637
Interest income	—	(1,601)	—	(1,601)	(9,485)	(11,086)
Equity in net loss of unconsolidated affiliates	—	—	135	135	—	135
Impairment of investment in unconsolidated affiliates	—	—	19,725	19,725	—	19,725
Other expense (income)	—	(93)	1,895	1,802	(378)	1,424
Segment contribution (loss)	$101,675	$24,124	$(26,830)	$98,969
Income from continuing operations before income taxes				$98,969	$(94,795)	$4,174

	Fiscal Year Ended September 30, 2018
	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$350,699	$87,673	$—	$438,372	$—	$438,372
Jewelry scrapping sales	47,745	13,007	—	60,752	—	60,752
Pawn service charges	237,086	67,491	—	304,577	—	304,577
Other revenues	250	85	8,120	8,455	—	8,455
Total revenues	635,780	168,256	8,120	812,156	—	812,156
Merchandise cost of goods sold	216,408	60,210	—	276,618	—	276,618
Jewelry scrapping cost of goods sold	40,417	11,873	—	52,290	—	52,290
Other cost of revenues	—	—	1,697	1,697	—	1,697
Net revenues	378,955	96,173	6,423	481,551	—	481,551
Operating expenses (income):
Operations	263,094	61,553	10,194	334,841	—	334,841
Administrative	—	—	—	—	53,639	53,639
Depreciation and amortization	12,869	4,068	184	17,121	8,363	25,484
Loss on sale or disposal of assets	203	27	—	230	233	463
Interest expense	71	25	—	96	27,738	27,834
Interest income	—	(2,619)	—	(2,619)	(14,422)	(17,041)
Equity in net income of unconsolidated affiliates	—	—	(5,529)	(5,529)	—	(5,529)
Impairment of investment in unconsolidated affiliates	—	—	11,712	11,712	—	11,712
Other income	(3)	(42)	(132)	(177)	(5,214)	(5,391)
Segment contribution (loss)	$102,721	$33,161	$(10,006)	$125,876
Income from continuing operations before income taxes				$125,876	$(70,337)	$55,539

EZCORP, Inc.
STORE COUNT ACTIVITY
(Unaudited)

	Three Months Ended September 30, 2019
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of June 30, 2019	514	470	22	1,006
New locations opened	—	10	—	10
Locations sold, combined or closed	(2)	—	—	(2)
As of September 30, 2019	512	480	22	1,014

	Three Months Ended September 30, 2018
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of June 30, 2018	510	451	27	988
New locations opened	—	2	—	2
Locations sold, combined or closed	(2)	—	—	(2)
As of September 30, 2018	508	453	27	988

	Twelve Months Ended September 30, 2019
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of September 30, 2018	508	453	27	988
New locations opened	—	22	—	22
Locations acquired	7	5	—	12
Locations sold, combined or closed	(3)	—	(5)	(8)
As of September 30, 2019	512	480	22	1,014

	Twelve Months Ended September 30, 2018
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of September 30, 2017	513	246	27	786
New locations opened	—	12	—	12
Locations acquired	—	196	—	196
Locations sold, combined or closed	(5)	(1)	—	(6)
As of September 30, 2018	508	453	27	988

Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with accounting principles generally accepted in the United States ("GAAP"), we provide certain other non-GAAP financial information on a constant currency ("constant currency") and adjusted basis. We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos and other Latin American currencies. We believe that presentation of constant currency and adjusted results is meaningful and useful in understanding the activities and business metrics of our operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information primarily to evaluate and compare operating results across accounting periods.
Additionally, we provide free cash flow which represents net cash provided by operating activities less net funding of loan originations and maintenance capital expenditures which is commonly used by investors as an additional measure of cash generated by business operations that may be used to repay scheduled debt maturities and debt service or, following payment of such debt obligations and other non-discretionary items, may be available to invest in future growth through new business development activities or acquisitions, among other things. These metrics can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity. However, free cash flow has limitations as an analytical tool and should not be considered in isolation or as a substitute for cash flow from operating activities or other income statement data prepared in accordance with GAAP.
Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in local currency to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period and approximate average exchange rates for each applicable currency as compared to U.S. dollars as of and for the three and twelve months ended September 30, 2019 and 2018 were as follows:

	September 30,		Three Months Ended September 30,		Twelve Months Ended September 30,
	2019	2018	2019	2018	2019	2018

Mexican peso	19.7	18.7	19.4	18.9	19.4	19.0
Guatemalan quetzal	7.6	7.6	7.5	7.5	7.6	7.3
Honduran lempira	24.2	24.0	24.1	23.8	24.1	23.5
Peruvian sol	3.4	3.3	3.3	3.3	3.3	3.2
Our statement of operations constant currency results reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss.
Miscellaneous Non-GAAP Financial Measures

	2019 Q4	2018 Q4

	(in millions)
Net loss	$(0.6)	$(0.8)
Loss from discontinued operations, net of tax	(0.1)	(0.2)
Interest expense	5.4	8.8
Interest income	(1.4)	(4.1)
Income tax expense	1.0	3.7
Depreciation and amortization	7.7	7.2
Adjusted EBITDA	$12.0	$14.6

	Consolidated Total Revenues	Consolidated Net Revenues	Consolidated Merch. Sales Gross Profit	Cons. Merch. Sales Gross Profit Margin

	(in millions)
2019 Q4 reported	$214.3	$120.9	$34.9	32.5%
Natural disaster inventory destruction impact	—	0.3	0.3
Currency exchange rate fluctuations	1.1	0.5	0.1
2019 Q4 adjusted	$215.4	$121.7	$35.3	32.8%

	U.S. Pawn	Latin America Pawn	Total

	(in millions)
2019 Q4 reported segment contribution	$22.2	$5.8	$28.0
Natural disaster inventory and asset destruction impact	0.9	—	0.9
Trade name impairment	—	0.6	0.6
Currency exchange rate fluctuations	—	0.1	0.1
2019 Q4 adjusted segment contribution	$23.1	$6.5	$29.6

	2019	2018

	(in millions)
Net cash from operating activities	$103.5	$89.0
Net funding of loan growth	(14.9)	(18.9)
Maintenance capital expenditures	(10.7)	(11.0)
Free cash flow	$77.9	$59.1

	Income from Continuing Operations, Before Tax	Tax Effect	Net Income from Continuing Operations	Adjusted EBITDA	Continuing Operations Diluted EPS

	(in millions)
2019 Q4 reported	$0.4	$(1.0)	$(0.6)	$12.0	$(0.01)
Natural disaster inventory and asset destruction impact	0.8	(0.1)	0.7	0.8	0.01
Trade name impairment	0.6	(0.1)	0.5	0.6	0.01
Acquisition due diligence costs	1.7	(0.2)	1.5	1.7	0.03
Board of director search fees	0.3	—	0.3	0.3	0.01
Discrete Cash Converters International Limited items	2.0	(0.3)	1.7	2.0	0.03
Write-off of RDC call option	1.9	(0.2)	1.7	1.9	0.03
Currency exchange rate fluctuations	0.2	(0.1)	0.1	0.2	—
Non-cash net interest expense	2.4	(0.3)	2.1	—	0.04
Discretionary strategic investment in digital platform	2.7	(0.3)	2.4	2.8	0.04
2019 Q4 adjusted	$13.0	$(2.6)	$10.4	$22.3	$0.19

Continuing Operations Diluted EPS

2019 reported	$0.05
Natural disaster inventory and asset destruction impact, net of tax impact	0.01
Trade name impairment, net of tax impact	0.01
Acquisition due diligence costs, net of tax impact	0.03
Board of director search fees, net of tax impact	0.01
Discrete Cash Converters International Limited items, net of tax impact	0.03
Write-off of RDC call option, net of tax impact	0.03
Non-cash net interest expense, net of tax impact	0.21
Discretionary strategic investment in digital platform, net of tax impact	0.12
Discrete transaction tax adjustment, net of tax impact	0.08
Non-recurring income tax benefit	(0.03)
Impairment on CCV investment, net of tax impact	0.26
Adjustment for Republic Metals Corporation reserve, net of tax impact	0.05
Settlement of GPMX PSC-related indemnification claim, net of tax impact	(0.01)
Charge-off of aged assets and other, net of tax impact	0.01
Impact on CCV earnings from litigation settlement, net of tax impact	0.04
2019 adjusted	$0.90

	Income from Continuing Operations, Before Tax	Tax Effect	Net Income from Continuing Operations	Adjusted EBITDA	Continuing Operations Diluted EPS

	(in millions)
2018 Q4 reported	$2.9	$(3.7)	$(0.8)	$14.6	$(0.02)
Impairment of investment	11.7	(1.5)	10.2	11.7	0.18
Acquisition expenses	0.2	—	0.2	0.2	—
Currency exchange rate fluctuations	0.2	(0.2)	—	0.2	—
Non-cash net interest expense	3.5	(0.2)	3.3	—	0.06
2018 Q4 adjusted	$18.5	$(5.6)	$12.9	$26.7	$0.22

Continuing Operations Diluted EPS

2018 reported	$0.66
Impairment of investment, net of tax impact	0.16
Acquisition expenses, net of tax impact	0.01
Litigation settlement, net of tax impact	(0.06)
Non-cash net interest expense, net of tax impact	0.09
2018 adjusted	$0.86

	U.S. Dollar Amount	Percentage Change YOY

	(in millions)
Consolidated PLO	$199.1	—%
Currency exchange rate fluctuations	1.5
Constant currency consolidated PLO	$200.6	1%

Latin America Pawn PLO	$41.6	(4)%
Currency exchange rate fluctuations	1.5
Constant currency Latin America Pawn PLO	$43.1	(1)%

Latin America Pawn net revenue (three months ended September 30, 2019)	$26.6	—%
Currency exchange rate fluctuations	0.5
Constant currency Latin America Pawn net revenue (three months ended September 30, 2019)	$27.1	2%

Latin America Pawn PSC revenues (three months ended September 30, 2019)	$19.4	1%
Currency exchange rate fluctuations	0.3
Constant currency Latin America Pawn PSC revenues (three months ended September 30, 2019)	$19.7	3%

Latin America Pawn merchandise sales (three months ended September 30, 2019)	$26.8	9%
Currency exchange rate fluctuations	0.6
Constant currency Latin America Pawn merchandise sales (three months ended September 30, 2019)	$27.4	10%

Latin America Pawn segment profit before tax (three months ended September 30, 2019)	$5.8	(36)%
Currency exchange rate fluctuations	0.1
Constant currency Latin America Pawn segment profit before tax (three months ended September 30, 2019)	$5.9	(35)%